Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TransMedics Group, Inc. of our report dated March 29, 2019 relating to the financial statements of TransMedics, Inc., which appears in TransMedics Group, Inc.’s Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-230736).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 6, 2019